Exhibit 11

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
                    CERNER CORPORATION AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER COMMON SHARE

                                     Three Months Ended       Three Months Ended
                                           March 29,             March 30,
                                     -------------------------------------------

                                             1997                    1996
                                        ------------            ------------
Net earnings:                           $  1,936,000            $  4,222,000
                                        ============            ============
Weighted average number of common and
   common stock equivalent shares:

   Weighted average number of
      outstanding common shares           32,915,727              32,538,127

Dilutive effect (excess of number
   of shares issuable over number
   of shares assumed to be repurchased
   with the proceeds of exercised
   options based on the average market
   price during the period)                  564,083               1,162,807
                                        ------------            ------------
                                          33,479,810              33,700,934

Earnings per common and common stock
   equivalent shares:                   $        .06            $        .13
                                        ============            ============

Weighted average number of common and
   common stock equivalent shares,
   assuming full dilution:

      Additional dilutive effect
      (reduction in number of shares
      assumed to be repurchased with
      the proceeds of exercised stock
      options and converted warrants
      based on the end of the period
      market price of the stock, if
      higher than the average price)               0                     214
                                        ------------            ------------
                                          33,479,810              33,701,147
                                        ============            ============
Earnings per common and common
   stock equivalent shares assuming
   full dilution:                       $        .06            $        .13
                                        ============            ============

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